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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in this Registration Statement of Styleclick, Inc. on Form S-4 of our report, dated March 16, 1999 (except for Note 11, as to which the date is May 19, 1999), relating to the financial statements of Styleclick.com Inc. (formerly ModaCAD, Inc.). We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 22, 2000